Exhibit 3.17

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:09 PM 01/19/2005
FILED 11:32 AM 01/19/2005
SRV 050044023 - 3912120 FILE

CERTIFICATE OF INCORPORATION

OF

GUTTER ACQUISITION, INC.

1.                  Name. The name of the Corporation is Gutter Acquisition, Inc.

2.                  Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, DE 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

3.                  Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

4.                  Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is One Hundred (100) shares, all of which are of one class and are designated as Common Stock and each of which has a par value of One Cent ($0.01).

5.                  Incorporator. The name and mailing address of the incorporator are Marian T. Ryan, Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103-2793.

6.                  Bylaws. The board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein.

7.                  Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

8.                  Right to Amend. The Corporation reserves the right to amend any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

9.                  Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 9 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

10.            Miscellaneous. The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

Dated: January 19, 2005

/s/ Marian T. Ryan
Marian T. Ryan
Incorporator

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:08 PM 03/01/2006
FILED 01:04 PM 03/01/2006
SRV 060202276 — 3912120 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

GUTTER ACQUISITION, INC.

Gutter Acquisition, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:

1.                         That on February 13, 2006, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting the proposed amendment to the sole stockholder of the Corporation for its consideration and approval. The proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting paragraph 1 in its entirety and replacing it with a new paragraph 1 to read as follows:

“1.            Name. The name of the Corporation is Gutter Suppliers, Inc.”

2.                         That thereafter on February 13, 2006, said amendment was duly adopted by written consent of the sole stockholder of the Corporation in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

[Signature on following page]

IN WITNESS WHEREOF, Gutter Acquisition, Inc. has caused this Certificate of Amendment to be signed by a duly authorized officer this 13th day of February, 2006.

GUTTER ACQUISITION, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	CFO & Secretary

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:15 PM 01/22/2009
FILED 04:07 PM 01/22/2009
SRV 090059870 - 3912120 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
GUTTER SUPPLIERS, INC.

Gutter Suppliers, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:

FIRST: That on January 21, 2009, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting the proposed amendment to the sole stockholder of the Corporation for its consideration and approval. The proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that paragraph 1 of the Corporation’s Certificate of Incorporation is deleted in its entirety and a new paragraph 1 is substituted in its place to read as follows:

“1.                       Name. The name of the Corporation is AMP Commercial, Inc.”

SECOND: That thereafter on January 21, 2009, said amendment was duly adopted by written consent of the sole stockholder of the Corporation in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Gutter Suppliers, Inc. has caused this certificate to be signed by a duly authorized officer this 21st day of January, 2009.

GUTTER SUPPLIERS, INC.

By:	/s/ Mitchell B. Lewis
	Name:	Mitchell B. Lewis
	Title:	CEO

[Signature Page — GSI Certificate of Amendment]